      As filed with the Securities and Exchange Commission on May 17, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               UCBH Holdings, Inc.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF INCORPORATION)


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

           DELAWARE                                   6035                                  94-3072450
(state or other jurisdiction of              (Primary Standard                   (IRS Employer Identification No.)
incorporation or organization)              Classification Code Number)

                               711 VAN NESS AVENUE
                         SAN FRANCISCO, CALIFORNIA 94102
                                 (415) 928-0700
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                               UCBH HOLDINGS, INC.
                             1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  THOMAS S. WU
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               UCBH HOLDINGS, INC.
                               711 VAN NESS AVENUE
                         SAN FRANCISCO, CALIFORNIA 94102
                                 (415) 928-0700
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                                   Copies to:
                             JOSEPH G. PASSAIC, JR.
                                MARY M. SJOQUIST
                                PATTON BOGGS LLP
                               2550 M STREET, N.W.
                              WASHINGTON, DC 20037
                                 (202) 457-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

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
=================================  ==================  ====================  ============================  =========================
     Title of each Class of          Amount to be       Proposed Purchase        Estimated Aggregate
  Securities to be Registered        Registered(1)       Price Per Share           Offering Price              Registration Fee
---------------------------------  ------------------  --------------------  ----------------------------  -------------------------
  Common Stock, $.01 par Value
           per Share                  1,866,666(2)          $16.64(3)                $31,061,322                    $7,766
=================================  ==================  ====================  ============================  =========================
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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the
UCBH Holdings, Inc. 1998 Stock Option Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of
UCBH Holdings, Inc. pursuant to 17 C.F.R. ss.230.416(a).

(2) Represents the number of shares currently reserved or available for issuance as options pursuant to the Plan that are covered by this Registration Statement. The Company previously registered 933,333 shares for issuance as options under the Plan in a Form S-8 filed with the SEC on June 1, 1999, as subsequently adjusted to reflect the two-for-one stock split effective April 11, 2001 (1,866,666 on a post-split basis).

(3) Weighted average price determined by the average exercise price of $15.83 per share at which options for 3,462,188 shares under the Plan have been granted to date and by $27.00, the market value of the Common Stock on May 14, 2001 as determined by the last reported price quoted on the NASDAQ Stock Market as reported in the Wall Street Journal, for 271,144 shares for which options have not yet been granted under the Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS. 230.462.

                               UCBH HOLDINGS, INC.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the UCBH Holdings, Inc. (the "Company" or the "Registrant") 1998 Stock Option Plan, as amended, (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such document is not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Company's Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on June 1, 1999 (SEC File No. 333-79703) regarding the Company's 1998 Stock Option Plan are incorporated herein by reference.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The validity of the Common Stock offered hereby has been passed upon by Patton Boggs LLP, Washington, DC, for the Registrant.

ITEM 8.  LIST OF EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         4        Stock Certificate of UCBH Holdings, Inc.1
         5        Opinion of Patton Boggs LLP, Washington, DC, as to the
                  legality of the Common Stock registered hereby.
         23       Consent of PricewaterhouseCoopers LLP
         24       Power of Attorney is located on the signature pages.




-------------
1 Incorporated herein by reference from Exhibit 4.0 contained in the Registration Statement on Form S-1 filed with the SEC on July 1, 1998 (SEC File No. 333-58325).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 17, 2001.

                                       UCBH HOLDINGS, INC.


                                       By: /s/ Thomas S. Wu
                                       ----------------------------------------
                                       Thomas S. Wu
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Wu as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully or do cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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         Name                                    Title                                   Date

/s/ Thomas S. Wu                 President, Chief Executive Officer and         May 17, 2001
-----------------------------    Director
Thomas S. Wu                     (principal executive officer)


/s/ Jonathan H. Downing          Senior Vice President, Chief Financial         May 17, 2001
-----------------------------    Officer, Treasurer and Director
Jonathan H. Downing              (principal financial officer)

/s/ Sandra Go
-----------------------------    First Vice President and Controller            May 17, 2001
Sandra Go                        (principal accounting officer)

/s/ Sau-wing Lam
-----------------------------    Chairman of the Board of Directors             May 17, 2001
Sau-wing Lam

/s/ Li-Lin Ko
-----------------------------    Director                                       May 17, 2001
Li-Lin Ko

/s/ Ronald S. McMeekin
-----------------------------    Director                                       May 17, 2001
Ronald S. McMeekin

/s/ Godwin Wong
-----------------------------    Director                                       May 17, 2001
Godwin Wong

/s/ Joseph S. Wu
-----------------------------    Director                                       May 17, 2001
Joseph S. Wu
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



                                 EXHIBIT INDEX

     4         Stock Certificate of UCBH Holdings, Inc.1
     5         Opinion of Patton Boggs, LLP, Washington, DC, as to the legality of the Common Stock registered hereby.
     23        Consent of PricewaterhouseCoopers LLP
     24        Power of Attorney is located on the signature pages.


1 Incorporated herein by reference from Exhibit 4.0 contained in the Registration Statement on Form S-1 filed with the SEC on July 1, 1998, (SEC File No. 333-58325).